(10)(16) Waiver of Cashless Exercise Provisions in Warrant by Wendover Investments Ltd.

-----Original Message-----
From: Robert J Lyons [mailto:rlyons@chancery.ky]
Sent: 14 September 2005 16:12
To: Rainer Poertner
Subject: RE: Wendover Options


Dear Mr. Poertner,

Please accept this email as our confirmation that Wendover Investments
Limited is waiving its rights to a cashless exercise for the options it owns in Marketing Worldwide Corp.

Yours sincerely

Robert J Lyons
Wendover Investments Limited
1561 GT
5th Floor
Zephyr House
Mary Street
Grand Cayman
Cayman Islands

t +1 345 949 0370
f +1 345 949 0324

The information contained in this communication is intended solely for the use of the individual or entity to whom it is addressed and others authorized to receive it. It may contain confidential or legally privileged information. If you are not the intended recipient you are hereby notified that any disclosure, copying, distribution or taking any action in reliance on the contents of this information is strictly prohibited and may be unlawful. If you have received this communication in error, please notify us immediately by responding to this e-mail and then delete it from your system.